SYNERGY FEDERAL SAVINGS BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                       FOR THE BENEFIT OF SENIOR OFFICERS


         WHEREAS, Synergy Federal Savings Bank ("Bank") wishes to reward the years of prior service provided by Senior Officers and to continue to retain and to motivate their performance and dedication to the Bank and its Board of Directors, and

         WHEREAS, it is deemed advisable and in the best interests of the Bank to offer such Participants with additional financial incentives in the form of deferred compensation to encourage such continued employment service to the Bank, and to remain market competitive in the Bank's ability to offer retirement income security to such Senior Officers;

         NOW THEREFORE, BE IT RESOLVED that the Bank's Supplemental Executive Retirement Plan for the Benefit of Senior Officers ("Supplemental Plan"), be adopted and implemented effective January 1, 2002, as follows:

                                    ARTICLE I

                                   DEFINITIONS

         The following words and phrases as used herein shall, for the purpose of this Plan and any subsequent amendment thereof, have the following meanings unless a different meaning is plainly required by the content, as follows:

                  "Bank" means Synergy Federal Savings Bank, Cranford, New Jersey, or any successor thereto.

                  "Beneficiary" shall mean a Participant's surviving spouse, if any, the Participant's named beneficiary as reflected on the records of the Bank, or the Participant's estate, in descending order of priority.

                  "Board"   means  the  Board  of  Directors  of  the  Bank,  as
constituted from time to time and successors thereto.


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                  "Change  in  Control"   means  :  (i)  the  sale  of  all,  or
substantially all, of the assets of the Bank or any parent corporation ("Parent"); (ii) the merger or recapitalization of the Bank or the Parent whereby the Bank or the Parent is not the surviving entity; (iii) a change in control of the Bank or the Parent, as otherwise defined or determined by the
Office of Thrift Supervision or regulations promulgated by it; or (iv) the acquisition, directly or indirectly, of the beneficial ownership (within the meaning of that term as it is used in Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of twenty-five percent (25%) or more of the outstanding voting securities of the Bank or Parent by any person, trust, entity or group. This limitation shall not apply to the purchase of shares by underwriters in connection with a public offering of the Parent stock, or the purchase of shares of up to twenty-five percent (25%) of any class of securities of the Parent by a tax-qualified employee stock benefit plan. The term "person" refers to an individual or a corporation, partnership,
trust,  association,   joint  venture,  pool,  syndicate,  sole  proprietorship,
unincorporated organization or any other form of entity not specifically listed herein. The decision of the Board as to whether a change in control has occurred shall be conclusive and binding. However, a Change in Control shall not be deemed to have occurred as a result of (i) a holding company reorganization of the Bank and simultaneous acquisition of more than 50% of the Bank's stock (following the Bank's conversion to stock form) by a Parent, (ii) the reorganization of the Bank into a new holding company form whereby the Parent shall own 100% of the stock of the Bank and public stockholders shall own 100% of the Parent common stock, or (iii) the issuance of shares of Bank or Parent common stock to public shareholders, provided that a majority of the voting stock of the Bank or Parent are owned by a mutual holding company in accordance with regulations of the Office of Thrift Supervision or other applicable banking regulatory agency.

                  "Committee" means an administrative committee that may be appointed by the Board pursuant to Section 8.11 herein.

                  "Deferred Compensation Account" shall mean the aggregate accrual of benefits under the Plan for the benefit of the Participant, including earnings credited thereto.

                  "Disability" (total and permanent disability) means a mental or physical disability which prevents the Participant from performing the normal duties of his or her position with the Bank. Such disability must have prevented the Participant from performing his or her duties for at least six months, and a physician satisfactory to both the Participant and the Bank must certify that the Participant is disabled from performing his or her normal duties with the Bank.

                  "Early Retirement Date" shall mean the completion of not less than three (3) years of service with the Bank following the Effective Date, or thereafter, whereby the Participant retires as an employee of the Bank, except as otherwise provided at Section 2.3 herein.

                  "Effective Date" means January 1, 2002.

                  "Participant" means the Senior Officers of the Bank as detailed at Schedule I to the Plan. Such participation shall continue as long as such Participant fulfills all requirements for participation subject to the right of termination, amendment and modification of the Plan hereinafter set forth.

                  "Plan" means the Synergy Federal Savings Bank Supplemental Executive Retirement Plan for the Benefit of Senior Officers, as herein set forth, as may be amended from time to time.

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

                  "Retirement Date" means the first day of the calendar month following attainment of age 60 of the Participant or thereafter whereby the Participant retires as an employee of the Bank.

                  "Service" means all years of service as an employee of the Bank and all predecessor and successor entities.

                  "Trust" shall mean any trust agreement entered into on behalf of the Plan by the Bank for the purpose of holding assets of the Bank in order to promote the efficient administration of the Plan.

                                   ARTICLE II

                         BENEFITS ACCRUALS AND PAYMENTS

         2.1 Retirement. Upon a Participant's termination from service as an employee of the Bank on or after the Retirement Date or the Early Retirement Date, the Bank shall pay to the participant the benefits set forth herein at
Article II, Section 2.4.  Except as provided at Article II, Section 2.2, 2.3 and
2.5 herein, upon a Participant's termination from service as an employee of the Bank prior to the Early Retirement Date, the Bank shall have no financial obligations to the Participant under the Plan.

         2.2 Disability. In the event of the Disability of the Participant, the Participant will be entitled to a benefit equal to the Deferred Compensation Account amount specified at Article II, Section 2.4, first payable on the first day of the month following certification of such Disability without regard to any other provisions herein to the contrary.

         2.3 Change in Control. All benefits payable, or that would become payable if the Participant were to retire prior to such Change in Control, shall remain payable thereafter. Upon termination of service following a Change in Control, all benefits shall nevertheless be deemed payable immediately in accordance with Article II, Section 2.4, upon (i) the involuntary termination of service of the Participant(absent just cause) or (ii) the voluntary termination of service of the Participant within 12 months of such Change in Control in conjunction with the occurrence of any of the following during such 12 month period: (1) if Participant would be required to move his personal residence or perform his principal executive functions more than thirty-five (35) miles from the Participant's primary office as of the day prior to such Change in Control;
(2) if in the organizational structure of the Bank, Participant would be required to report to a person or persons in the management hierarchy at a level below that to which such Participant was reporting to on the day prior to such Change in Control; (3) if the Bank should fail to maintain Participant's compensation in effect as of the day prior to the Change in Control and the existing employee benefits plans, including material fringe benefit, stock option and retirement plans; (4) if Participant would be assigned duties and responsibilities other than those normally associated with Participant's position as in effect on the day prior to such Change in Control; or

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

(5) if Participant's responsibilities or authority have in any way been materially diminished or reduced; provided that if the Participant has not yet attained the Early Retirement Date as of such date of termination of service, such Participant shall nevertheless be deemed to have attained such Early Retirement Date as of the date of such termination following a Change of Control for purposes of calculation of benefits payable in accordance with Section 2.4 herein, including adjustments to the Deferred Compensation Account necessary to reflect annual accruals for each year of service between the date of such Change in Control and the December 31 of the calendar year in which such Participant would attain the Early Retirement Date. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Participant by the Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder ("Code") and subject the Participant to the excise tax provided at Section 4999(a) of the Code.

         2.4 Benefit Payments. The Participant shall be eligible to receive benefit payments under the Plan, as follows:

         a. Upon termination of employment in accordance with Sections 2.1, 2.2,
2.3 and 2.5 of the Plan, the Participant shall be eligible to receive payment equal to the Deferred Compensation Account, valued as of such date of termination of employment payable in the form of 180 equal monthly payments, commencing on the first of the month next following the date of such termination of employment and calculated utilizing as the interest rate related to future earnings on the Deferred Compensation Account as the interest rate applicable to the ten year U.S. Treasury Bond in effect on the date of termination of employment of the Participant.

         b. Benefits payable hereunder are exclusive of any benefits to be received under other benefit plans of the Bank.

         2.5 Benefit Payments Following Death. Upon death of a Participant prior to the date of termination of employment, a Participant's Deferred Compensation Account shall be immediately payable to the Beneficiary in the form of a lump-sum payment within thirty days of the death of the Participant, in accordance with the provisions of Section 2.4. Upon the death of a Participant after termination of employment, any benefits that would have been payable to such Participant shall thereafter be payable to the Beneficiary in the same amount and manner.

         2.6 Notice of Retirement. A Participant electing to retire in accordance with the Plan shall deliver written notice ("Notice") to the Board not less than sixty (60) days prior to the actual Retirement Date. A Participant who terminates service upon death, Disability, or a Change in Control shall not be required to deliver such Notice in order to be entitled to receive benefits under the Plan.

         2.7      Deferred Compensation Account Accruals.

         a. Not later than December 31 of each year after the Effective Date, the Bank shall credit to the Deferred Compensation Account of each Plan Participant an amount equal to not less than the Annual Deferred Compensation Accrual detailed at Schedule I of the Plan for that calendar year (or pro rata portion thereof), plus crediting of an additional accrual calculated as earnings on such Deferred Compensation Account. The provisions set forth at Schedule I shall remain in effect until such time as the Board shall act to amend such Schedule; provided however, no reductions in the Annual Deferred Compensation Accrual for a calendar year may be made by the Board unless written notice of such action is delivered to a Participant not later than October 1 of such applicable calendar year.

         b. Notwithstanding anything herein to the contrary, no Annual Deferred Compensation Accrual credits (other than accruals calculated as earnings) shall be made to a Participant's Deferred Compensation Account for calendar years commencing after such Participant shall have attained age 65 or for any calendar year in which the Participant has terminated service as an employee of the Bank prior to December 31 of such calendar year, except as otherwise provided in accordance with Section 2.3 herein.

         c. Such rate of accrual with respect to earnings shall be computed based upon the Bank's average cost of funds for such period as determined by the Board, but in no event at a rate less than four percent per annum. Alternatively, at the written request of the Participant, the Board may at its sole discretion, elect to invest assets of the Bank, not to exceed the Deferred Compensation Account for such Participant, in other investment vehicles; in which case, the accrued value of the Deferred Compensation Account for such Participant shall be determined thereafter to the extent of such investment in such other investment vehicles as measured by the investment value of such invested assets (including any adjustments for dividend income on such investment assets); provided further, that the Participant shall have no legal claim or right to such invested assets.

         d. Notwithstanding anything herein to the contrary, to the extent that the Bank shall actually invest assets of the Bank (in accordance with the request of a Participant), then upon the distribution of the Deferred Compensation Account, the Bank may elect to distribute such assets to the Participant in-kind at the time of benefits distribution as settlement of that portion of the Deferred Compensation Account to be distributed.

         2.8 Alternative Forms of Benefits. Notwithstanding anything herein to the contrary, the Board may pay out all or part of a Participant's then accrued Deferred Compensation Account accrued as of the date of such payment within its sole discretion.

                                   ARTICLE III

                         INSURANCE AND OTHER INVESTMENTS

         3.1 Ownership of Insurance and Other Investments. The Bank, in its sole discretion, may elect to purchase one or more life insurance policies on the lives of Participants in order to provide funds to the Bank to pay part or all of the benefits accrued under this Plan. All rights and incidents of ownership in any life insurance policy that the Bank may purchase insuring the life of the Participant (including any right to proceeds payable thereunder) shall belong exclusively to the Bank or its designated Trust, and neither the Participant, nor any beneficiary or other person claiming under or through him or her shall have any rights, title or interest in or to any such insurance policy or any other assets that may be acquired coincident with investments made in accordance with Section 2.7 of the Plan ("Investment Assets"). The Participant shall not have any power to transfer, assign, hypothecate or otherwise encumber in advance any of the Investment Assets or the benefits payable thereunder, nor shall any benefits be subject to seizure for the benefit of any debts or judgments, or be transferable by operation of law in the event of bankruptcy, insolvency or otherwise. Any life insurance policy or other Investment Assets purchased pursuant hereto and any proceeds payable thereunder shall remain subject to the claims of the Bank's general creditors.

         3.2 Physical Examination. As a condition of becoming or remaining covered under this Plan, the Participant, as may be requested by the Bank from time to time shall take a physical examination by a physician approved by an insurance carrier. The cost of the examination shall not be borne by the Participant. The report of such examination shall be transmitted directly from the physician to the insurance carrier designated by the Bank to establish certain costs associated with obtaining insurance coverages as may be deemed necessary under this Plan. Such examination shall remain confidential among the Participant, the physician and the insurance carrier and shall not be made available to the Bank in any form or manner.

         3.3 Death of Participant. Upon the death of the Participant, the proceeds derived from any such insurance policy or other Investment Assets held by the Bank or any related Trust, if any, shall be paid to the Bank or its designated Trust.

                                   ARTICLE IV

                            TRUST / NON-FUNDED STATUS

         4.1 Trust. Except as may be specifically provided, nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Bank and the Participant or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Bank. No person other than the Bank shall by virtue of the provisions of this Plan have any interest in such funds. The Bank shall not be under any obligation to use such funds solely to provide benefits hereunder, and no representations have been made to a Participant that such funds can or will be used only to provide benefits hereunder. To the extent that any person acquires a right to receive payments from the Bank under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Bank.

         In order to facilitate the accumulation of funds necessary to meet the costs of the Bank under this Plan (including the provision of funds necessary to pay premiums with respect to any life insurance policies purchase pursuant to
Article III above and to pay benefits to the extent that the cash value and/or proceeds of any such policies are not adequate to make payments to a Participant or his or her beneficiary as and when the same are due under the Plan), the Bank may enter into a Trust Agreement. The Bank, in its discretion, may elect to place any life insurance policies purchased pursuant to Article III above into the Trust. In addition, such sums shall be placed in said Trust as may from time to time be approved by the Board of Directors, in its sole discretion. To the extent that the assets of said Trust and/or the proceeds of any life insurance policy purchased pursuant to Article III are not sufficient to pay benefits accrued under this Plan, such payments shall be made from the general assets of the Bank.

                                    ARTICLE V

                                     VESTING

         5.1 Vesting. All benefits under this Plan are deemed non-vested and forfeitable prior to the Retirement Date or Early Retirement Date. All benefits payable hereunder shall be deemed 100% earned and non-forfeitable by the Participant and his or her Beneficiary as of the Retirement Date or Early Retirement Date. Notwithstanding the foregoing, all benefits payable hereunder shall be deemed 100% earned and non-forfeitable by the Participant and his or her Beneficiary upon the death or the Disability of the Participant, or upon termination of employment following a Change in Control of the Bank. No benefits shall be deemed payable hereunder for any time period prior to termination of employment prior to the Retirement Date or Early Retirement Date, except in the event of death, Disability or termination of employment following a Change in Control of the Bank.

                                   ARTICLE VI

                                   TERMINATION

         6.1 Termination. All rights of the Participant hereunder shall terminate immediately upon the Participant ceasing to be in the active service of the Bank prior to the time that the benefits payable under the Plan shall be deemed to be 100% earned and non-forfeitable. A leave of absence approved by the Board shall not constitute a cessation of service within the meaning of this paragraph, within the sole discretion of the Board.

                                   ARTICLE VII

                      FORFEITURE OR SUSPENSION OF BENEFITS

         7.1 Forfeiture or Suspension of Benefits. Notwithstanding any other provision of this Plan to the contrary, benefits shall be forfeited or suspended during any period of paid service with the Bank following the commencement of benefit payments, within the sole discretion of the Board.


                                  ARTICLE VIII

                               GENERAL PROVISIONS

         8.1 Other Benefits. Nothing in this Plan shall diminish or impair the Participant's eligibility, participation or benefit entitlement under any other benefit, insurance or compensation plan or agreement of the Bank now or hereinafter in effect.

         8.2 No Effect on Employment. This Plan shall not be deemed to give any Participant or other person in the employ or service of the Bank any right to be retained in the employment or service of the Bank, or to interfere with the right of the Bank to terminate any Participant or such other person at any time and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant in this Plan.

         8.3 Legally Binding. The rights, privileges, benefits and obligations under this Plan are intended to be legal obligations of the Bank and binding upon the Bank, its successors and assigns.

         8.4 Modification. The Bank, by action of the Board, reserves the exclusive right to amend, modify, or terminate this Plan. Any such termination, modification or amendment shall not terminate or diminish any rights or benefits accrued by any Participant prior thereto. The Bank shall give thirty (30) days' notice in writing to any Participant prior to the effective date of any such amendment, modification or termination of this Plan. Notwithstanding the foregoing, in no event shall such benefits payable to a Participant under the Plan be reduced below those provided for in Section 2.4 herein. In the event that the Plan benefits payable under Section 2.4 of the Plan are reduced or the Plan is terminated, a Participant shall be immediately 100% vested in all benefits accrued to the date in accordance with Section 2.4 as of the date of such Plan amendment or Plan termination without regard to such Plan amendment or Plan termination.

         8.5 Arbitration. Any controversy or claim arising out of or relating to any contract or the breach thereof shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration hearing to be held at the offices of the American Arbitration Association ("AAA") unless otherwise mutually agreed to by the Participant and the Bank, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

         8.6 Limitation. No rights of any Participant are assignable by any Participant, in whole or in part, either by voluntary or involuntary act or by operation of law. Rights of Participants hereunder are not subject to anticipation, alienation, sale, transfer, assignment, pledge, hypothecation, encumbrance or garnishment by creditors of the Participant or a Beneficiary. Such rights are not subject to the debts, contracts, liabilities, engagements, or torts of any Participant or his or her Beneficiary. No Participant shall have any right under this Plan or any Trust referred to in Article IV or against any assets held or acquired pursuant thereto other than the rights of a general, unsecured creditor of the Bank pursuant to the unsecured promise of the Bank to pay the benefits accrued hereunder in accordance with the terms of this Plan. The Bank has no obligation under this Plan to fund or otherwise secure its obligations to render payments hereunder to Participants. No Participant shall have any voice in the use, disposition, or investment of any asset acquired or set aside by the Bank to provide benefits under this Plan.

         8.7 ERISA and IRC Disclaimer. It is intended that the Plan be neither an "employee welfare benefit plan" nor an "employee pension benefit plan" for purposes of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Further, it is intended that the Plan will not cause the interest of a Participant under the Plan to be includable in the gross income of such Participant or a Beneficiary prior to the actual receipt of a payment under the Plan for purposes of the Internal Revenue Code of 1986, as amended ("IRC"). No representation is made to any Participant to the effect that any insurance policies purchased by the Bank or assets of any Trust established pursuant to this Plan will be used solely to provide benefits under this Plan or in any way shall constitute security for the payment of such benefits. Benefits payable under this Plan are not in any way limited to or governed by the proceeds of any such insurance policies or the assets of any such Trust. No Participant in the Plan has any preferred claim against the proceeds of any such insurance policies or the assets of any such Trust.

         8.8 Conduct of Participants. Notwithstanding anything contained to the contrary, no payment of any then unpaid benefits shall be made and all rights under the Plan payable to a Participant, or any other person, to receive payments thereof shall be forfeited if the Participant shall engage in any activity or conduct which in the opinion the Board of the Bank is inimical to the best interests of the Bank.

        8.9 Incompetency. If the Bank shall find that any person to whom any payment is payable under the Plan is deemed unable to care for his or her personal affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Bank to have incurred expense for such person otherwise entitled to payment, in such manner and proportions as the Board, in its sole discretion, may determine. Any such payments shall constitute a complete discharge of the liabilities of the Bank under the Plan.

         8.10 Construction. The Board shall have full power and authority to interpret, construe and administer this Plan and the Board's interpretations and construction thereof, and actions thereunder, shall be binding and conclusive on all persons for all purposes. Directors of the Bank and members of the Committee shall not be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Plan unless attributable to his or her own willful, gross misconduct or intentional lack of good faith.

         8.11 Plan Administration. The Board of the Bank shall administer the Plan; provided, however, that the Board may appoint an administrative committee ("Committee") to provide administrative services or perform duties required by this Plan. The Committee shall have only the authority granted to it by the Board.

         8.12 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the State of New Jersey, except to the extent that Federal law shall be deemed to apply. No payments of benefits shall be made hereunder if the Board of the Bank, or counsel retained thereby, shall determine that such payments shall be in violation of applicable regulations, or likely result in imposition of regulatory action, by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or other appropriate banking regulatory agencies.

         8.13     Regulatory Matters.

         (a) The Participant or Beneficiary shall have no right to receive compensation or other benefits in accordance with the Plan for any period after termination of service for Just Cause. Termination for "Just Cause" shall include termination because of the Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Plan.

         (b) Notwithstanding anything herein to the contrary, any payments made to a Participant or Beneficiary pursuant to the Plan shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

       (c) If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section  8(e)(3) or (g)(1) of the FDIA (12 U.S.C.  1818(e)(3)  and (g)(1)),  the
Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank's may within its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (d) If the Participant is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the contracting parties shall not be affected.

         (e) If the Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (f) All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (i) by the Director of the Office of Thrift Supervision ("Director of OTS"), or his or her designee, at the time that the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in
Section 13(c) of FDIA; or (ii) by the Director of the OTS, or his or her designee, at the time that the Director of the OTS, or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director of the OTS to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         8.14 Successors and Assigns. The Plan shall be binding upon any successor or successors of the Bank, and unless clearly inapplicable, reference herein to the Bank shall be deemed to include any successor or successors of the Bank.

         8.15 Sole Agreement. The Plan expresses, embodies, and supersedes all previous agreements, understandings, and commitments, whether written or oral, between the Bank and any Participants and Beneficiaries hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officers.


                                        Synergy Federal Savings Bank



________________________________        By: ____________________________________
Date
                                        Title: _________________________________


________________________________        ________________________________________
Date                                    Witness





Acknowledgement:


________________________________        ________________________________________
Date                                    Participant



________________________________        ________________________________________
Date                                    Participant


________________________________        ________________________________________
Date                                    Participant

                                   SCHEDULE I
                                   ----------


Participants in the Plan as of January 1, 2002 and Annual Deferred Compensation Accruals are:


                                                    Annual Deferred Compensation
                 Participant                                   Accrual (1)
                 -----------                                   -------


         1.      Kevin Wenthen                                   10%

         2.      Kevin McCloskey                                 10%

         3.      Ralph Fernendez                                 10%


     ____________________________
     (1) Designation of Percentage of Annual Base Salary in effect as of the December 31 of the applicable Calendar year

                                   SCHEDULE A

                             BENEFICIARY DESIGNATION
                             -----------------------


         I,  _________________________________,  hereby name  ____________ as my beneficiary under the terms of the Synergy Federal Savings Bank Supplemental Executive Retirement Plan for the Benefit of Senior Officers. In the event that such designated beneficiary does not survive me, I designate ______________, ___________ and ____________ as my contingent beneficiaries to share and share alike and to receive any benefits remaining under the terms of the Agreement at the time of my death.


Witness:                                Participant:

__________________________________      ________________________________________





Date: ______________________________